                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 8-K

                  CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                           -------------------------

        Date of Report (date of earliest event reported): August 1, 2000

                     THE PB FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                           -------------------------

                     GEORGIA                           58-2466560
                     -------                           ----------
         (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)          Identification Number)

                            9570 MEDLOCK BRIDGE ROAD
                             DULUTH, GEORGIA 30097
                            ------------------------
                        (Address of Principal Executive
                          Offices, including Zip Code)

                                 (770) 814-8100
                                 --------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                                 --------------
                    (Former name, former address and former
                   fiscal year, if changed since last report)

                           -------------------------

Item 4. Changes in Registrant's Certifying Accountant


Effective August 1, 2000, The PB Financial Services Corporation dismissed its prior certifying accountants, BDO Seidman, LLP and engaged its new certifying accountants, Porter Keadle Moore LLP, Atlanta, Georgia. During the two years ended December 31, 1999 and 1998, and the subsequent interim period ended August 1, 2000, the Company has not consulted Porter Keadle Moore LLP with regard to either (1) application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (2) any matter that was either the subject of a disagreement or a reportable event.

The former principal accountant's report on the financial statements for either of the two years ended December 31, 1999 and 1998, contained neither an adverse opinion nor a disclaimer of opinion, nor was it qualified as to uncertainty, audit scope, or accounting principles. Furthermore, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the registrant's two most recent fiscal years and any subsequent interim period through August 1, 2000.

A copy of the letter regarding the change in certifying accountant which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement is attached hereto as Exhibit (16) and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c) Exhibits

(16) Letter regarding change in certifying accountant


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PB FINANCIAL SERVICES CORPORATION

Date: August 7, 2000

                               By: /s/ Kelly J. Johnson
                               -------------------------------------------------
                               Kelly J. Johnson
                               Senior Vice President and Chief Financial Officer